Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Pioneer Announces Decision Regarding Option to

Acquire Equity Interest in Midcontinent Express Pipeline

DENVER—October 5, 2009—MarkWest Pioneer, L.L.C., a joint venture between MarkWest Energy Partners, L.P. (NYSE: MWE) and an affiliate of ArcLight Capital Partners, LLC, today announced that it notified affiliates of Kinder Morgan Energy Partners, L.P. and Energy Transfer Partners, L.P. that MarkWest Pioneer will not exercise its option to acquire a 10 percent equity interest in Midcontinent Express Pipeline LLC.

MarkWest believes the Midcontinent Express Pipeline is a critical component of the pipeline infrastructure that transports natural gas from newly developed areas in Texas and Oklahoma, including an interconnect with MarkWest Pioneer’s Arkoma Connector Pipeline in Southeast Oklahoma, into high-demand markets in the Eastern U.S.  However, MarkWest is foregoing the option to acquire the equity interest in order to prioritize available capital for strategic growth projects in its core operating areas.

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.